Exhibit 10.6

EXECUTION VERSION

CONTINUING GUARANTY

CONTINUING GUARANTY (as amended, modified, restated and/or supplemented from time to time, this “Guaranty” or this “Agreement”), dated as of February 14, 2013 made by and among each of the undersigned guarantors (each, a “Guarantor” and collectively, the “Guarantors”) in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Secured Parties.  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, FairPoint Communications, Inc., a Delaware corporation (the “Borrower”), and the Administrative Agent have entered into a Credit Agreement, dated as of February 14, 2013 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower and/or one or more of its Subsidiaries, all as contemplated therein.

WHEREAS, each Guarantor is a direct or indirect Subsidiary of FairPoint.

WHEREAS, each Guarantor may from time to time be a party to one or more Secured Hedge Agreements.

WHEREAS, each Guarantor may from time to time be a party to one or more Secured Cash Management Agreements.

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower and/or one or more of its Subsidiaries thereunder that each Guarantor shall have executed and delivered this Guaranty to the Administrative Agent.

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower and/or one or more of its Subsidiaries under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower and/or one or more of its Subsidiaries.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:

1.             Guaranty.  Each Guarantor, jointly and severally with the other Guarantors, hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not as a guaranty of collection, prompt payment when due (whether at stated

maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter) of all Obligations of the Borrower and each Guarantor.

Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to and include without limitation all out-of-pocket expenses incurred by any Secured Party (including the fees, charges and disbursements of any counsel for any Secured Party) in connection with the collection or enforcement thereof, and whether recovery upon such Obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Borrower or any other Loan Party under the Bankruptcy Code or any Debtor Relief Law and including interest that accrues after the commencement by or against any Borrower or any other Loan Party of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”).  The books and records of the Administrative Agent showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Anything contained in this Guaranty to the contrary notwithstanding, it is the intention of each Guarantor and the Secured Parties that the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.  To that end, but only in the event and to the extent that after giving effect to Section 19 of this Guaranty, such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this paragraph, be subject to avoidance or recovery in any such proceeding under applicable Debtor Relief Laws after giving effect to Section 19 of this Guaranty, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under applicable Debtor Relief Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under applicable Debtor Relief Laws.  To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this paragraph and is otherwise subject to avoidance and recovery in any such proceeding under applicable Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation, and the Guaranteed Obligations as limited by the first sentence of this paragraph shall in all events remain in full force and effect and be fully enforceable against such Guarantor.  The first sentence of this paragraph is intended solely to preserve the rights of the Secured Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.

2.             No Setoff or Deductions; Taxes; Payments.  Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding.  If any such obligation (other than one arising with respect to Excluded Taxes) is imposed upon a Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent for the benefit of the Secured Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Secured Parties to receive the same net amount which the Secured Parties would have received on such due date had no such obligation been imposed upon such Guarantor.  Each Guarantor will deliver promptly to the Secured Parties certificates or other valid vouchers or other evidence reasonably satisfactory to the Administrative Agent for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder.  The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.  The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Guarantor or any other Loan Party, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Guarantor’s or any other Loan Party’s property, or by economic, political, regulatory or other events in the countries where any Guarantor or any other Loan Party is located.

3.             Rights of Secured Parties.  Each Guarantor consents and agrees that, to the full extent permitted by law, the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the times for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.

4.             Certain Waivers.  Each Guarantor waives (a) any defense arising by reason of any disability or other defense of a Borrower, any other Loan Party or any other Guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower;

(b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require any Secured Party to proceed against a Borrower or any other Loan Party, proceed against or exhaust any security for any of the Guaranteed Obligations, or pursue any other remedy in the power of any Secured Party; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the full extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices (except notices explicitly required hereunder or under any other Loan Document) or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

5.             Obligations Independent.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligation of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not a Borrower or any other Person is joined as a party.  For the avoidance of doubt, all obligations of each Guarantor under this Guaranty are joint and several obligations of all the Guarantors.

6.             Subrogation.  No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations (other than arising from indemnities for which no request has been made) and any amounts payable under this Guaranty have been paid in full in immediately available funds, all Commitments are terminated and all Letters of Credit have been cancelled (or have expired, undrawn) or collateralized to the satisfaction of the Administrative Agent.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, whether matured or unmatured.

7.             Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all of the Guaranteed Obligations (other than arising from Unasserted Contingent Obligations) and any amounts payable under this Guaranty have been paid in full in immediately available funds, all Commitments are terminated and all Letters of Credit have been cancelled (or have expired, undrawn) or collateralized in accordance with the Credit Agreement.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of a Borrower or a Guarantor is made, or a Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

8.             Release of Liability of Guarantor Upon Sale or Dissolution.  In the event that all of the capital stock or other Equity Interests of any Guarantor is sold or otherwise disposed of (including by way of the merger or consolidation of such Guarantor with or into another Person) or liquidated, in any such case in compliance with the requirements of Sections 7.04 or 7.05 (as the case may be) of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all the Lenders if required by Section 10.01 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to a Borrower or a Subsidiary thereof), be released from this Guaranty automatically and without further action and this Guaranty shall, as to such Guarantor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 8).

9.             Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against a Borrower or any other Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors who are not subject to such automatic stay immediately upon demand by the Administrative Agent.

10.          Modifications; Miscellaneous.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except in a writing signed by each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and the Administrative Agent (with the consent of the Required Lenders or, to the extent required by Section 10.01 of the Credit Agreement, all of the Lenders).  No failure by any Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.          Condition of Borrower.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and each other Guarantor such information concerning the financial condition, business and operations of such party.  Each Guarantor acknowledges and agrees that no Secured Party has any duty, and no Guarantor is relying on any Secured Party, to disclose to such Guarantor any information relating to the Borrower or any other Guarantor, and such Guarantor waives any duty on the part of the

Secured Parties to disclose such information and waives any defense relating to the failure to provide the same.

12.          Setoff.  In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized, at any time or from time to time, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender, the L/C Issuer or any of their respective Affiliates to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Lender or the L/C Issuer under this Guaranty, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or natured; provided that the prior written consent of the Administrative Agent shall be required for any Lender, L/C Issuer or any of their respective Affiliates to exercise the rights enumerated in this Section 12.  The Administrative Agent acknowledges and agrees (i) to promptly notify the relevant Guarantor after any such set-off and application; provided, that the failure to give such notice shall not affect the validity of such set-off and application; and (ii) that the provisions of this Section 12 are subject to the sharing provisions set forth in Section 2.12 of the Credit Agreement.

13.          Representations and Warranties.  Each Guarantor represents and warrants that (a) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms and (b) an executed (or conformed) copy of each of the Loan Documents has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

14.          Indemnification and Survival.  Each Guarantor jointly and severally agrees (i) to indemnify and hold harmless the Administrative Agent and the other Secured Parties (collectively, the “Indemnitees”) from and against any and all claims, losses, damages, liabilities and related expenses of whatsoever kind or nature (other than claims for Taxes, which shall be governed solely by Section 2), including the fees, charges and disbursements of one counsel together with one local counsel, if necessary, in each relevant jurisdiction and, if necessary, one regulatory counsel (and one additional counsel if an actual or potential conflict of interest exists among the Indemnitees) and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees (including the fees, charges and disbursements of one counsel together with one local counsel, if necessary, in each relevant jurisdiction and if necessary, one regulatory counsel (and one additional counsel if an actual or potential conflict of interest exists among the Indemnitees)), arising in connection with any amendment, waiver or modification to this Agreement or any other Loan Document and the administration thereof and the Administrative Agent for all out-of-pocket costs and expenses (including attorney’s fees) arising out of or resulting from any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms; provided, with respect to clause (i) above, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  If and to the extent that the obligations of any Guarantor under this Section 14 are unenforceable for any reason, such Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

15.          Guaranty Enforceable by Administrative Agent.  This Guaranty may be enforced only by the action of the Administrative Agent, acting in accordance with Sections 8.02(c) and 10.03 of the Credit Agreement, and no other Secured Party will have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Loan Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent acting in accordance with Section 8.02(c) of the Credit Agreement, for the benefit of the Secured Parties, upon the terms of this Guaranty and the other Loan Documents.  It is understood and agreed that the agreement in this Section 15 is solely for the benefit of the Secured Parties.

16.          Intercreditor Agreement. Notwithstanding any provision to the contrary contained herein, all terms and provisions of this Agreement are subject to the terms of the Intercreditor Agreement.  In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern.

17.          Subordination of Indebtedness Held by Guarantors.  Any Indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full in immediately available funds of all the Guaranteed Obligations. Subject to the Intercreditor Agreement, such Indebtedness of any Loan Party to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent for the benefit of the Secured Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty.  Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of any Loan Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all of the Guaranteed Obligations (other than arising from Unasserted Contingent Obligations) and any amounts payable under this Guaranty have been paid in full in immediately available funds, all Commitments are terminated and all Letters of Credit have been cancelled (or have expired, undrawn) or collateralized to the satisfaction of the Administrative Agent; provided, that if any amount shall be paid to any Guarantor on account of such subrogation rights prior to such time, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing.  Upon the payment in full in immediately available funds of all of the Guaranteed Obligations (other than arising from Unasserted Contingent Obligations) and any amounts payable under this Guaranty, the termination of all Commitments and  at such time as all Letters of Credit have been cancelled (or have expired, undrawn) or collateralized to the satisfaction of the Administrative Agent, each Guarantor shall be subrogated to the rights of the Secured Parties to receive payments or distributions applicable to the Guaranteed Obligations until all Indebtedness of the Borrower held by such Guarantor shall be paid in full.

18.          Additional Guarantors.  It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing and delivering a joinder agreement in the form attached hereto as Annex I.

19.          Contribution.  At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until all of the Guaranteed Obligations (other than arising from indemnities for which no request has been made) and any amounts payable under this Guaranty have been paid in full in immediately available funds, all Commitments are terminated and all Letters of Credit have been cancelled (or have expired, undrawn) or collateralized to the satisfaction of the Administrative Agent, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 19 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty.  As used in this Section 19 (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 19, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been paid in full in cash (other than Unasserted Contingent Obligations), all Commitments are terminated and all Letters of Credit have been cancelled (or have expired, undrawn) or Cash Collateralized. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

20.          Counterparts.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

21.          Headings Descriptive.  The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

22.          Successors and Assigns. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and the Lenders may, in accordance with Section 10.06 of the Credit Agreement and without affecting the obligations of any Guarantor hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part

23.          Governing Law; Jurisdiction; Notices.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE

ADMINISTRATIVE AGENT, ANY SECURED PARTY, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES,  TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE FOREGOING PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

24.          WAIVER OF JURY TRIAL; FINAL AGREEMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25.          No Conflict.  Notwithstanding anything to the contrary set forth herein, this Guaranty and the rights and remedies of the Administrative Agent hereunder are subject to the terms and provisions of the Credit Agreement, including, without limitation, Sections 8.02, 8.03, 9.06 and 10.03 thereof.  In the event of any inconsistency between the provisions of this Guaranty and the Credit Agreement, the provisions of the Credit Agreement shall supersede and control the provisions of this Guaranty.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:

BERKSHIRE CELLULAR, INC.
c/o FAIRPOINT COMMUNICATIONS, INC. 521 East Morehead Street Charlotte, NC 28202 Attention: General Counsel Facsimile No.: (704) 344-1594 Email: slinn@fairpoint.com

BERKSHIRE NEW YORK ACCESS, INC.
C & E COMMUNICATIONS, LTD.
C-R COMMUNICATIONS, INC.
C-R LONG DISTANCE, INC.
COMERCO, INC.
EL PASO LONG DISTANCE COMPANY
ELLTEL LONG DISTANCE CORP.
FAIRPOINT BROADBAND, INC.
FAIRPOINT CARRIER SERVICES, INC.
FAIRPOINT LOGISTICS, INC.
GERMANTOWN LONG DISTANCE COMPANY
MJD SERVICES CORP.
MJD VENTURES, INC.
PEOPLES MUTUAL LONG DISTANCE COMPANY
QUALITY ONE TECHNOLOGIES, INC.
RAVENSWOOD COMMUNICATIONS, INC.
S T ENTERPRISES, LTD.
TACONIC TECHNOLOGY CORP.
UNITE COMMUNICATIONS SYSTEMS, INC.
UTILITIES, INC.

each as a Guarantor

	By:	/s/ Ajay Sabherwal
		Name:	Ajay Sabherwal
		Title:	Executive Vice President and Chief Financial Officer

ORWELL COMMUNICATIONS, INC.
as a Guarantor

	By:	/s/ John R. Whitener
		Name:	John R. Whitener
		Title:	Vice President and Treasurer

	By:	/s/ Shirley J. Linn
		Name:	Shirley J. Linn
		Title:	Executive Vice President, Secretary and General Counsel

[Signature Page to Continuing Guaranty]

Accepted and Agreed to:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:	/s/ Reagan C. Philipp
Name:	Reagan Philipp
Title:	Authorized Signatory

[Signature Page to Continuing Guaranty]

Annex I to the

Continuing Guaranty

Form of Joinder to Continuing Guaranty

JOINDER NO.     , dated as of           , 20   (this “Joinder”), to the Continuing Guaranty dated as of February 14, 2013 (as amended, modified, restated and/or supplemented from time to time, the “Guaranty”), made by and among certain subsidiaries of FAIRPOINT COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), as Guarantors, in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”) for the benefit of the Secured Parties.

A.            Reference is made to (a) the Credit Agreement dated as of February 14, 2013 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lenders party thereto and the Administrative Agent and (b) the Guaranty.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.

C.            [NAME OF FAIRPOINT ENTITY] has [formed]                                                              [acquired]                            ,                   [type of entity] (the “New Guarantor”).

D.            Pursuant to the terms and provisions of the Credit Agreement, the New Guarantor is required to become a party to the Guaranty and guaranty the Obligations of the Borrower.  The New Guarantor is executing this Joinder in accordance with the requirements of the Credit Agreement and Section 18 of the Guaranty to become a party to the Guaranty.

Accordingly, the New Guarantor hereby agrees as follows:

SECTION 1.                 The New Guarantor below becomes a Guarantor under the Guaranty with the same force is hereby added as a party to the Guaranty and hereby agrees to be bound as a “Guarantor” by all of the terms, covenants and provisions set forth in the Guaranty to the same extent it would have been bound if it had been a signatory to the Guaranty on the date of the Guaranty.  The New Guarantor hereby makes each of the representations and warranties applicable to a “Guarantor” contained in the Guaranty.

SECTION 2.                 The New Guarantor hereby represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity.

SECTION 3.                 This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 4.                 Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5.                 THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.                 All communications and notices to be provided to the New Guarantor hereunder or under the Guaranty shall be given to the New Guarantor at the address set forth under its signature.

[Signature Page Follows]

Annex I-2

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Joinder as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Address of New Guarantor:

[ ]

Accepted and Agreed to:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title: